EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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Name of Subsidiary                        State of Incorporation
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Aerostar International, Inc.                   South Dakota

Beta Raven, Inc.                               Missouri

Glasstite, Inc.                                Minnesota